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                                                                    EXHIBIT 23.5


           [LETTERHEAD OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING]



              CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Wells Fargo Corporation of our opinion, dated October 9, 1998 with respect to the merger of Wells Fargo Corporation and Mercantile Financial Enterprises, Inc., and to our firm, respectively, included in the Registration Statement of Wells Fargo Corporation (the "Initial Registration Statement") and to the inclusion of such opinion as an annex to the Initial Registration Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         ALEX SHESHUNOFF & CO.
                                         INVESTMENT BANKING


                                         By: /s/ Paul W. Taylor
                                           ---------------------------------
AUSTIN, TX
January 29, 1999